EXHIBIT 99.1

Yelp Reports Third Quarter Results and
Announces Strategic Acquisition

Net Revenue increased by 4% to $360 million

Net Income of $38 million, reflecting an 11% margin

Adjusted EBITDA of $101 million, reflecting a 28% margin

Full-year outlook adjusted to $1.397 billion to $1.402 billion of Net Revenue and $341 million to
$346 million of Adjusted EBITDA1

Yelp has entered into an agreement to acquire RepairPal for $80 million in cash

SAN FRANCISCO--(BUSINESS WIRE)--Nov. 7, 2024-- Yelp Inc. (NYSE: YELP), the trusted platform that connects people with great local businesses, today announced its financial results for the third quarter ended Sept. 30, 2024 in the Q3 2024 Shareholder Letter available on its Investor Relations website at yelp-ir.com. Yelp also announced its agreement to acquire RepairPal, an auto services platform, for approximately $80 million in cash. This acquisition is expected to close by the end of the year, subject to customary closing conditions.

“Yelp delivered record net revenue in the third quarter, driven by continued momentum in our Services categories,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Advertising revenue from Services businesses increased by 11% year over year to a record $228 million, with revenue growth of approximately 15% year over year in our Home Services category. As we continue to build on our progress in Home Services, we believe RepairPal will accelerate our broader Services efforts by expanding our offerings in the multi-billion dollar U.S. auto services advertising vertical.”

“Our results highlight Yelp's strong performance in its Services categories, which achieved double-digit year-over-year revenue growth for the 14th consecutive quarter, even as Restaurants, Retail and Other categories faced ongoing headwinds,” said David Schwarzbach, Yelp’s chief financial officer. “We continued to demonstrate disciplined expense management, with a net income margin of 11% and an adjusted EBITDA margin of 28% in the third quarter. Our planned acquisition aligns with our capital allocation strategy and demonstrates our ability to deploy balance sheet capital to support our business strategy.”

Quarterly Conference Call

Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the third quarter financial results and outlook for the fourth quarter and full year 2024. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

1 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) under generally accepted accounting principles in the United States (“GAAP”) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.
Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for 2024 and its capital allocation strategy, as well as its agreement to acquire RepairPal, the anticipated timing of the closing of the acquisition and the expected benefits thereof, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•macroeconomic uncertainty — including related to inflation, interest rates and supply chain issues, as well as severe weather events — and its effect on consumer behavior, user activity and advertiser spending;
•the prevalence of seasonal respiratory illnesses, impact of fears or actual outbreaks of disease and any resulting changes in consumer behavior, economic conditions or governmental actions;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to drive continued growth through its strategic initiatives;
•Yelp’s ability to successfully complete and manage the acquisition and integration of RepairPal;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$261,588	$313,911
Short-term marketable securities	135,426	127,485
Accounts receivable, net	155,131	146,147
Prepaid expenses and other current assets	38,083	36,673
Total current assets	590,228	624,216
Property, equipment and software, net	73,991	68,684
Operating lease right-of-use assets	28,380	48,573
Goodwill	104,433	103,886
Intangibles, net	6,638	7,638
Other non-current assets	176,538	161,726
Total assets	$980,208	$1,014,723

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$134,746	$132,809
Operating lease liabilities — current	28,022	39,234
Deferred revenue	7,601	3,821
Total current liabilities	170,369	175,864
Operating lease liabilities — long-term	25,905	48,065
Other long-term liabilities	44,394	41,260
Total liabilities	240,668	265,189

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,873,678	1,786,667
Treasury stock	(2,907)	(282)
Accumulated other comprehensive loss	(10,535)	(12,202)
Accumulated deficit	(1,120,696)	(1,024,649)
Total stockholders’ equity	739,540	749,534
Total liabilities and stockholders’ equity	$980,208	$1,014,723

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$360,344	$345,122	$1,050,112	$994,686

Costs and expenses:
Cost of revenue(1)	32,382	28,370	90,414	84,613
Sales and marketing(1)	144,631	137,703	442,715	424,308
Product development(1)	77,748	81,020	251,055	254,247
General and administrative(1)	49,605	45,695	139,471	145,609
Depreciation and amortization	9,326	10,461	28,841	31,881
Total costs and expenses	313,692	303,249	952,496	940,658
Income from operations	46,652	41,873	97,616	54,028
Other income, net	7,231	6,154	25,277	17,264
Income before income taxes	53,883	48,027	122,893	71,292
Provision for (benefit from) income taxes	15,443	(10,189)	32,263	(475)
Net income attributable to common stockholders	$38,440	$58,216	$90,630	$71,767

Net income per share attributable to common stockholders
Basic	$0.57	$0.84	$1.34	$1.03
Diluted	$0.56	$0.79	$1.27	$0.98

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	67,219	69,030	67,862	69,366
Diluted	69,163	73,566	71,109	72,920

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$1,301	$1,298	$4,099	$4,026
Sales and marketing	8,588	9,200	25,905	26,921
Product development	20,887	24,047	67,074	74,888
General and administrative	8,696	8,922	26,318	27,469
Total stock-based compensation	$39,472	$43,467	$123,396	$133,304

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income	$90,630	$71,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,841	31,881
Provision for doubtful accounts	35,111	26,664
Stock-based compensation	123,396	133,304
Amortization of right-of-use assets	11,363	22,848
Deferred income taxes	(17,408)	(8,845)
Amortization of deferred contract cost	18,604	17,818
Asset impairment	5,914	3,555
Other adjustments, net	(2,717)	(229)
Changes in operating assets and liabilities:
Accounts receivable	(44,095)	(54,395)
Prepaid expenses and other assets	(14,302)	3,101
Operating lease liabilities	(29,333)	(30,255)
Accounts payable, accrued liabilities and other liabilities	8,838	9,896
Net cash provided by operating activities	214,842	227,110

Investing Activities
Purchases of marketable securities — available-for-sale	(89,251)	(115,388)
Sales and maturities of marketable securities — available-for-sale	83,380	89,613
Purchases of other investments	(2,500)	—
Purchases of property, equipment and software	(26,337)	(20,850)
Other investing activities	268	160
Net cash used in investing activities	(34,440)	(46,465)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	13,436	28,958
Taxes paid related to the net share settlement of equity awards	(58,044)	(61,142)
Repurchases of common stock	(188,399)	(149,999)
Payment of issuance costs for credit facility	—	(1,049)
Net cash used in financing activities	(233,007)	(183,232)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	580	903

Change in cash, cash equivalents and restricted cash	(52,025)	(1,684)
Cash, cash equivalents and restricted cash — Beginning of period	314,002	307,138
Cash, cash equivalents and restricted cash — End of period	$261,977	$305,454

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as material litigation settlements, impairment charges and fees related to shareholder activism, and other items that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account certain income and expense items, such as material litigation settlements, impairment charges and fees related to shareholder activism, or other costs that management determines are not indicative of ongoing operating performance;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$38,440	$58,216	$90,630	$71,767
Provision for (benefit from) income taxes	15,443	(10,189)	32,263	(475)
Other income, net(1)	(7,231)	(6,154)	(25,277)	(17,264)
Depreciation and amortization	9,326	10,461	28,841	31,881
Stock-based compensation	39,472	43,467	123,396	133,304
Litigation settlement(2)(3)	—	—	—	11,000
Asset impairment(2)	5,914	—	5,914	3,555
Fees related to shareholder activism(2)	—	671	1,168	671
Adjusted EBITDA	$101,364	$96,472	$256,935	$234,439

Net revenue	$360,344	$345,122	$1,050,112	$994,686
Net income margin	11%	17%	9%	7%
Adjusted EBITDA margin	28%	28%	24%	24%
(1) Includes the release of a $3.1 million reserve related to a one-time payroll tax credit in the nine months ended September 30, 2024.
(2) Recorded within general and administrative expenses on our condensed consolidated statements of operations.
(3) Represents the loss contingency recorded in connection with the agreement to settle a putative class action lawsuit asserting claims under the California Invasion of Privacy Act. For additional information, see our most recently filed Quarterly Report on Form 10-Q.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$102,298	$104,859	$214,842	$227,110
Purchases of property, equipment and software	(9,763)	(5,697)	(26,337)	(20,850)
Free cash flow	$92,535	$99,162	$188,505	$206,260

Net cash used in investing activities	$(11,394)	$420	$(34,440)	$(46,465)

Net cash used in financing activities	$(82,596)	$(70,327)	$(233,007)	$(183,232)